Exhibit T3A.4
Delaware       PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “YPG (USA) HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2009, AT 7:09 O’CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4577782 8100 090876062 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7542097 DATE: 09-23-09

State of Delaware
Secretary of State
Division of-Corporations
Delivered 07:13 PM 09/22/2009
FILED 07:09 PM 09/22/2009
SRV 090876062 - 4577782 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

YPG (USA) HOLDINGS, INC.

YPG (USA) Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

By unanimous consent of the Board of Directors of the Corporation, resolutions were duly adopted, pursuant to Sections 141 and 242 of the DGCL, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment hy consent in accordance with Sections 228 and 242 of the DGCL. The resolution setting forth the amendment is as follows:

RESOLVED:	That the Certificate of Incorporation of the Corporation be amended by deleting the Article thereof numbered “4” and replacing it as follows:

“4. Stock. The total number of shares of stock that this corporation shall have authority to issue is 10,000 shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.”

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IN WITNESS WHEREOF, YPG (USA) Holdings, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Barbara E. Oberleitner, its Vice President and Treasurer, this 22nd day of September 2009.

YPG (USA) HOLDINGS, INC.
By:	/s/ Barbara G. Oberleitner
Name: Title:	Barbara G. Oberleitner VP and Treasurer